UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 12, 2008

EASY GOLF CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10-44 Chester Le Blvd, Toronto, ON M1W2M8 CANADA
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1-647-268-3809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

               On February 11, 2008, Easy Golf Corporation (the "Registrant') caused a corporation to be formed under the laws of the State of Nevada called China Bio-Immunity Corporation (“Merger Sub”), as a wholly-owned subsidiary of the Registrant.

On February 12, 2008, the Registrant caused to be filed with the Nevada Secretary of State Articles of Merger and an Agreement and Plan of Merger, copies of which are attached hereto and hereby incorporated by reference, whereby Merger Sub will be merged with and into the Registrant with the Registrant remaining as the surviving entity.  The effective date of the merger is February 21, 2008.  As a result of the merger, the separate existence of Merger Sub will cease and the corporate name of the Registrant will be changed to “China Bio-Immunity Corporation.” Prior to the merger, Merger Sub had no liabilities and nominal assets.  The Registrant will be the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there is no change in the directors, officers, capital structure or business of the Registrant.

Pursuant to Nevada Revised Statute, Section 92A.180, the Registrant, as the parent domestic corporation owning at least 90 percent of the outstanding shares of common stock of the Merger Sub, may merge Merger Sub into itself without the approval of the Registrant’s shareholders, and may also effectuate a name change in conjunction with the merger without the approval of the Registrant’s shareholders.

9.01.    FINANCIAL STATEMENTS, AND EXHIBITS.

        (d)

Exhibit 3.1 VIII     Articles of Merger with Agreement and Plan of Merger by and between Easy Golf Corporation and China Bio-Immunity Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASY GOLF CORPORATION

Date: February 12, 2008

/s/ Quanfeng Wang

---------------------------------
By:  Quanfeng Wang
Its:   Chief Executive Officer